As Filed with the Securities and Exchange Commission on March 14, 2011

Registration No. ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EVERGREEN ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1079971 (I.R.S. Employer Identification No.)

1225 17th Street, Suite 1300
Denver, Colorado, 80202
(303) 293-2992
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William G. Laughlin
 Executive Vice President, General Counsel and Secretary
Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202
(303) 293-2992
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

John W. Kellogg, Esq.
Moye White LLP
16 Market Square, 6th Floor,
1400 16th Street
Denver, Colorado 80202-1486
(303) 292-2900

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividends or interest reinvestment plans, check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.001 par value	6,150,003	$3.20	$19,680,009.60	$2,284.85

(1) Fee calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the average $3.20 of the high $3.34 and low $3.06 sales prices of the Registrant's common stock on the NYSE Arca on March 10, 2011.

          The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on a date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

EVERGREEN ENERGY INC.

Common Stock

        This prospectus relates to the offer and sale by the selling securityholders named herein of up to 6,150,003 shares of our common stock.  We will not receive any of the proceeds from the sale of those shares. Shares of our common stock are traded on the NYSE Arca under the symbol "EEE." On March 7, 2011, the last reported sales price for our common stock on the NYSE Arca was $3.75 per share.

        Investing in our common stock involves a high degree of risk. You should consider the risk factors described in this prospectus, any prospectus supplement and in the documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2011.

        You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. If the description of the offering varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement is accurate only as of the date on the front cover of this prospectus, any accompanying prospectus supplement or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

i

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that are not statements of historical fact and may involve a number of risks and uncertainties. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our future prospects, developments and business strategies.

        We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "will," "plan," "predict," "project" and similar terms and phrases, including references to assumptions, in this prospectus and our incorporated documents to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

• our lack of operating capital and limited ability to raise additional funds which raise substantial doubt regarding our ability to continue as a going concern;
• general economic and industry conditions;
• our history of losses, deficits and negative operating cash flows;
• our substantial capital requirements and dependence on the sale of our securities to provide capital to fund and continue our operations;
• our limited operating history;
• technical and operational problems at K-Fuel facilities or a possible K-Fuel demonstration plant;
• uncertain market for our K-Fuel refined coal and C-Lock technology;
• adverse impacts of possible unfavorable decisions in pending litigation;
• our inability to satisfy the terms of the settlement agreement with holders of our 2007 and 2009 Notes;
• industry competition;
• adverse impacts of possible unfavorable decisions in pending litigation;
• environmental and government regulation;
• protection and defense of our intellectual property rights;
• reliance on, and the ability to attract, key personnel;
• inability to implement our acquisition and joint venture strategy; and
• other factors including those discussed in "Risk Factors" in this prospectus, any applicable prospectus supplement and our incorporated documents.

        You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer and/or sell up to 6,150,003 shares of common stock as described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. As necessary, we may prepare prospectus supplements to add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference, together with additional information described under "Where You Can Find More Information."

        References in this prospectus to "Evergreen Energy," "Company," "we," "us," and "our" are to Evergreen Energy Inc. and its subsidiaries. The term "you" refers to a prospective investor. Evergreen Energy Inc. is located at 1225 17th Street, Suite 1300, Denver, Colorado 80202 and our phone number is (303) 293-2992.

ABOUT EVERGREEN ENERGY

Evergreen Energy, Inc. was founded in 1984 as a cleaner coal technology, energy production and environmental solutions company primarily focused on developing and marketing K-Fuel. Today, Evergreen Energy is comprised of two discrete business units within the clean energy technology sector, which utilize two proprietary and potentially transformative technologies: K-Fuel and the GreenCert suite of software and services.

K-Fuel, our patented clean coal technology, significantly improves the performance of low-rank sub-bituminous and brown coals and lignite yielding higher efficiency by applying heat and pressure to low-rank coals to reduce moisture. The increase is variable depending on the type of coal we process.

Our GreenCert software suite focuses on providing power generators with operational intelligence; analytics to identify fuel and operational efficiency; and address new regulatory pressures regarding environmental emissions.

The K-Fuel and GreenCert technologies are both business and environmental solutions for energy production and generation industries and processes.

        We incorporated under the laws of the state of Delaware in 1988. Our principal executive offices are located at 1225 17th Street, Suite 1300, Denver, Colorado 80202, and our telephone number is (303) 293-2992.

MATERIAL CHANGES

None.

RISK FACTORS

        Please carefully consider the risk factors described in our periodic reports, which includes risk factors notice that our independent registered public accounting firm has expressed substantial doubt over our ability to continue as a going concern, and which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. See "Cautionary Statement about Forward-Looking Statements."

DEFICIENCY OF EARNINGS TO FIXED CHARGES

        Our earnings were insufficient to cover fixed charges for each of the periods presented. Accordingly, the following table sets forth the deficiency of earnings to fixed charges for each of the periods presented. Because of the deficiency, ratio information is not applicable.

	Years Ended December 31,
	2010	2009	2008	2007	2006

Deficiency of Earnings to Fixed Charges	$21,558	$59,552	$65,991	$204,857	$51,527

        For purposes of computing the deficiency of earnings available to cover fixed charges, fixed charges represent interest expense, the portion of operating lease rental expense that is considered by us to be representative of interest and amortization of discount related to indebtedness. Deficiency of earnings consists of loss before income taxes, plus fixed charges.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the resale shares by the selling securityholders. All proceeds from the sale of the resale shares will be solely for the accounts of the selling securityholders.

DESCRIPTION OF SECURITIES TO BE OFFERED

        The selling securityholders may from time to time offer common stock up to 6,150,003 shares of common stock under this prospectus.

Description of Common Stock

        Our authorized capital stock consists of 280,000,000 shares of common stock, $0.001 par value per share. As of March 7, 2011, we had 25,701,845 shares of common stock issued and outstanding and held of record.

        The following description summarizes general terms and provisions that apply to our common stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws which are filed as exhibits to other filings of the Company. See "Where You Can Find More Information."

        When issued, the shares of common stock were fully paid and nonassessable. The common stock is not entitled to any sinking fund, redemption or conversion provisions. The common stock is currently listed on the NYSE Arca.

Voting Rights

        Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors.

Accordingly, the holder or holders of a majority of the outstanding shares of common stock will be able to elect our entire board of directors.

Dividends and Other Rights

        Holders of common stock have no preemptive rights and are entitled to such dividends as may be declared by the board of directors out of legally available funds.

Rights Upon Liquidation

        If we liquidate, dissolve or wind up our business, the holders of common stock will be entitled to share ratably in our net assets remaining after the payment of all creditors, if any, and the liquidation preferences of any preferred stockholders.

Rights of Stockholders

        Our bylaws may be amended by a majority of directors, subject to the right of the stockholders to amend any bylaw adopted or amended by the board.

Anti-Takeover Matters

        Various provisions of the Delaware General Corporate Law, our certificate of incorporation and bylaws, and our Rights Plan may make more difficult the acquisition of control of Evergreen Energy.

Charter and Bylaw Provisions

        We currently have the following provisions in our certificate of incorporation and bylaws that could be considered to be "anti-takeover" provisions:

• Article 6 in our certificate of incorporation and Article III Section 4 of our bylaws provide that directors cannot be removed except for cause and by the affirmative vote of a majority of the then-outstanding shares of all classes and series of stock entitled to vote in the election of directors;
• Article 3 in our certificate of incorporation authorizes the board to issue up to 20,000,000 shares of preferred stock without stockholder approval; and
• Article III Section 2 of our bylaws provides that the number of directors may be reduced or increased by action of a majority of the board, but no decrease may shorten the term of an incumbent director.

Business Combinations under Delaware Law

        We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law.

        In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a business combination with us for three years following the date that person became an interested stockholder unless:

• before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;
• upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced (excluding stock held by persons who are both directors and officers or by certain employee stock plans); or
• on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock (excluding shares held by the interested stockholder).

        A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Rights Plan

        In December 2008, the Company entered into a Rights Agreement in which it declared a dividend distribution of one right for each outstanding share of common stock of the Company payable to stockholders of record on December 19, 2008. When exercisable, each right entitles the holder to purchase from the Company one one-thousandth of one share of Series A Junior Participating Preferred Stock at a price of $4.00 per one one-thousandth share, subject to adjustment. The Rights Plan was amended effective January 26, 2011 to allow the Company to engage in certain “Approved Financing Transactions” without causing the transaction participants to become “Acquiring Persons” under the Rights Plan.  The Rights Plan could make it more difficult for a third party to acquire Evergreen Energy.

Transfer Agent and Registrar

        The transfer agent for our common stock is Interwest Transfer Company, Inc.

SELLING SECURITYHOLDERS

        We are registering for resale shares of our common stock held by the securityholders identified below ("Selling Securityholders"). This prospectus relates to the offer and sale from time to time of up to 6,150,003 shares of common stock by the securityholders in the matter and under the circumstances described herein under "Plan of Distribution."  The Selling Securityholders acquired the common stock in conjunction with a private offering of securities that closed on February 1, 2011 (the “Private Offering”). This transaction is discussed in further detail in our 10-K disclosure filed March 14, 2011.

        We are registering the shares to permit the Selling Securityholders and their pledges, donees, transferees and other successors-in-interest that receive their shares from a securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deemed appropriate. The following table sets forth:

• the name of the Selling Securityholders;
• the number and percent of shares of our common stock that the Selling Securityholders beneficially owned prior to the offering for resale of the shares under this prospectus;
• the number of shares of our common stock that may be offered for resale for the account of the Selling Securityholders under this prospectus; and
• the number and percent of shares of our common stock to be beneficially owned by the Selling Securityholders after the offering of the resale shares (assuming all of the offered resale shares are sold by the Selling Securityholders).

        The number of shares in the column "Number of Shares Being Offered" represents all of the shares that each Selling Securityholders may offer under this prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell and we currently have no agreements, arrangements, or understandings with any of the Selling Securityholders regarding the sale of any of the resale shares. The shares offered by this prospectus may be offered from time to time by the Selling Securityholders listed below.

        The Selling Securityholders have confirmed to us that they are not registered broker-dealers and are not affiliated with any registered broker-dealer.

        This table is prepared solely based on information supplied to us by the listed Selling Securityholders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC, and assumes the sale of all of the resale shares. The applicable percentages of beneficial ownership are based on an aggregate of 25,701,845 shares of our common stock issued and outstanding on March 7, 2011, adjusted as may be required by rules promulgated by the SEC.

Securityholders	Shares Beneficially Owned Prior to Offering(1) Number	Percent	Number of Shares Being Offered	Shares Beneficially Owned After Offering(1) Number(2)	Percent(3)

Aldersgate Investment Managers LLP (4)	192,308	1%	192,308	0	0%
Altaris Offshore (5)	31,300	0%	31,300	0	0%
Altaris Offshore Levered (5)	122,546	0%	122,546	0	0%
BTR Strategic Growth Fund (6)	288,462	1%	288,462	0	0%
Buchan, Bob (7)	250,000	1%	250,000	0	0%
Buchan, Fraser (8)	38,462	0%	38,462	0	0%
Equity Trust Company dba Sterling Trust Custodian fbo Thomas Howard Burton (9)	115,462	0%	38,462	77,000	0%
CD Private Equity Natural Resources Fund Ltd. (10)	384,615	1%	384,615	0	0%
Crosby Asset Management Inc. (11)	57,692	0%	57,692	0	0%
Crosby Capital Partners (BVI) Limited (11)	88,462	0%	88462	0	0%
EAM Inc. (12)	30,769	0%	30,769	0	0%
Edge Hill Multi Strategy Master Fund, Ltd.(13)	1,157,790	5%	519,231	638,559	2%
Glyman, Greg (14)	76,923	0%	76,923	0	0%
HNW Management Inc. (15)	38,462	0%	38,462	0	0%
Hough, Randall J. (16)	38,462	0%	38,462	0	0%
Jemekk Capital Management Inc. (17)	355,769	1%	230,769	125,000	0%
Laughlin, William G. (18)	253,904	1%	7,692	246,212	1%
Libra Fund II (Lux) Sarl (19)	1,153,846	4%	1,153,846	0	0%
Jimmac Lofton R/O IRA (20)	117,565	0%	19,231	98,334	0%
Matrix Small Companies Fund (21)	19,231	0%	19,231	0	0%
Matrix Strategic Small Cap Fund (21)	19,231	0%	19,231	0	0%
Miller, William C. (22)	57,692	0%	57,692	0	0%
Equity Trust Company dba Sterling Trust Custodian fbo Kevin Edward Milliman (23)	212,855	1%	19,231	193,624	1%
Parkwood GP Inc. (24)	46,154	0%	46,154	0	0%
Pelagic Institutional LP (25)	503,408	2%	503,408	0	0%
Pelagic Master Fund, Ltd. (25)	361,977	1%	361,977	0	0%
Perl, Richard B. (26)	45,753	0%	3,846	41,907	0%
Picton Mahoney Long Short Equity Fund (27)	81,000	0%	81,000	0	0%
Picton Mahoney Long Short Global Resource Fund (27)	7,462	0%	7,462	0	0%
Picton Mahoney Market Neutral Equity Fund (27)	200,000	1%	200,000	0	0%
Thomas. H. Stoner, Jr. Revocable Trust (28)	657,632	3%	69,231	588,401	2%
Vantage Fund (29)	185,500	1%	185,500	0	0%
VPP Fund (29)	199,115	1%	199,115	0	0%
WPG Securities Pty Ltd (30)	769,231	3%	769,231	0	0%
			6,150,003

______________________
(1)
Beneficial ownership is determined in accordance with rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or convertible securities held by that person that are convertible or exercisable currently or within 60 days of the date hereof are deemed outstanding. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, the securityholders named in the table have sole voting and investment power with respect to the shares set forth opposite each securityholder's name.

(2)
For each securityholder, this number represents the number of shares of common stock to be owned by such securityholder after completion of the offering and assumes that the securityholders will sell all shares of common stock offered by them under this prospectus and further assumes that all warrants and options have been exercised.

(3)
For each securityholder, this number represents the percentage of common stock to be owned by such securityholder after completion of the offering, based on the number of shares of common stock outstanding as of March 7, 2011 (25,701,845 shares) and assuming none of the options, warrants or convertible stock held by other persons have been exercised or converted, as applicable.

(4)	Excludes 375,236 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(5)
Excludes 61,073 warrants issued to Altaris Offshore and 239,115 warrants issued to Altaris Offshore Levered in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.

(6)	Excludes 562,852 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(7)	Excludes 487,804 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(8)	Excludes 75,048 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(9)
Includes 75,000 shares Mr. Burton has the right to acquire within 60 days of March 14, 2011, pursuant to the exercise of options. Excludes 75,048 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.  Mr. Burton is an employee of the Company.

(10)	Excludes 750,468 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(11)
Excludes 112,569 warrants issued to Crosby Asset Management Inc. and 172,608 warrants issued to Crosby Capital Partners (BVI) Limited in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.

(12)	Excludes 60,037 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(13)
The investments of Edgehill Fund are managed by Edgehill Partners.  Edgehill Partners has the shared power to vote and dispose or direct the disposition of 1,557,790 shares of common stock (or securities convertible into common stock) of the Issuer owned by Edgehill Fund, plus 58,000 shares of common stock owned by another account that it manages.  Excludes 1,013,133 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.

(14)	Excludes 150,095 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(15)	Excludes 75,048 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(16)	Excludes 75,048 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(17)	Excludes 450,280 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(18)
Includes 168,611 shares Mr. Laughlin has the right to acquire within 60 days of March 14, 2011, pursuant to the exercise of options. Excludes 15,008 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.  Mr. Laughlin is the Executive Vice President, General Counsel and Secretary of the Company.

(19)	Excludes 2,251,407 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(20)
Includes 78,334 shares Mr. Lofton has the right to acquire within 60 days of March 14, 2011, pursuant to the exercise of options. Excludes 37,524 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.  Mr. Lofton is an employee of the Company.

(21)
Excludes 37,524 warrants issued to Matrix Small Companies Fund and 37,524 warrants issued to Matrix Strategic Small Cap Fund in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.

(22)	Excludes 112,571 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(23)
Includes 183,444 shares Mr. Milliman has the right to acquire within 60 days of March 14, 2011, pursuant to the exercise of options. Excludes 37,524 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.  Mr. Milliman is the Vice President, Engineering of the Company.

(24)	Excludes 90,056 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.
(25)
Excludes 982,260 warrants issued to Pelagic Institutional LP and 706,296 warrants issued to Pelagic Master Fund, Ltd. in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.

(26)
Includes 4,495 shares Mr. Perl has the right to acquire within 60 days of March 14, 2011, pursuant to the exercise of options. Excludes 7,504 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.  Mr. Perl is on the Board of Directors of the Company.

(27)
Excludes 158,048 warrants issued to Picton Mahoney Long Short Equity Fund, 14,560 warrants issued to Picton Mahoney Long Short Global Resource Fund, and 390,244 warrants issued to Picton Mahoney Market Neutral Equity Fund in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.

(28)
Includes 301,667 shares Mr. Stoner has the right to acquire within 60 days of March 14, 2011, pursuant to the exercise of options. Excludes 135,084 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.  Mr. Stoner is the Chief Executive Officer and Director of the Company.

(29)
Excludes 361,934 warrants issued to Vantage Fund and 388,534 warrants issued to VPP Fund in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.

(30)	Excludes 1,500,939 warrants issued in the Private Offering that are not exercisable for more than 60 days from March 14, 2011 and are not being registered pursuant to this registration statement.

PLAN OF DISTRIBUTION

        Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE Arca or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

• ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
• block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
• purchases by a broker dealer as principal and resale by the broker dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately negotiated transactions;
• settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
• in transactions through broker dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;
• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
• a combination of any such methods of sale; or

• any other method permitted pursuant to applicable law.

        The Selling Securityholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

        Broker dealers engaged by the Selling Securityholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

        The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

        The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        Because Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Securityholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Securityholders.

 The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Moye White LLP of Denver, Colorado.

EXPERTS

        The consolidated financial statements as of December 31, 2010 and for the year then ended incorporated in this registration statement by reference from our annual report on Form 10-K for the year ended December 31, 2010 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern. Such financial statements have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The 2009 and 2008 financial statements (before the effects of the retrospective adjustments to the financial statements for the discontinued operations and reverse stock split) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to Company’s ability to continue as a going concern. The retrospective adjustments to the 2009 and 2008 financial statements have been audited by Hein & Associates LLP. The 2009 and 2008 financial statements incorporated by reference in this Prospectus have been so included in reliance upon the reports of Deloitte & Touche LLP and Hein & Associates LLP given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by other information that is included or incorporated by reference into this document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

• Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;
• Our Definitive Proxy Statement and Revised Definitive Proxy Statement relating to our Annual Meeting of Stockholders filed with the SEC on Schedule 14A on June 4, 2010;
• Our Current Reports on Form 8-K filed with the SEC on January 3, 2011, January 5, 2011, February 1, 2011, February 2, 2011, February 3, 2011, February 15, 2011, March 3, 2011, and March 14, 2011.

        We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those "furnished" pursuant to Item 2.02 or Item 7.01 or disclosures made in accordance with Regulation FD on Item 8.01 in any Current Report on Form 8-K or other information "furnished" to the SEC) from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

        For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

        We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to:

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202
(303) 293-2992
Attn: Director of Investor Relations
Internet Website: http://www.evgenergy.com/

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC's Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

On-line information, free of charge	SEC's Internet website at www.sec.gov

Information about the SEC's Public Reference Room	Call the SEC at 1-800-SEC-0330

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our Internet website, www.evgenergy.com, under "Investor Relations—Financial Info." You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202
(303) 293-2992
Attn: Director of Investor Relations
Internet Website: http://www.evgenergy.com/

Information contained on our internet website does not constitute a part of this prospectus.

 [Back Cover]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

SEC Registration Fee		$2,284.85
Blue Sky Qualification Fees and Expenses		$1.000.00
Transfer Agent, Trustee and Depositary Fees		$5,000.00
Legal Fees and Expenses		$15,000.00
Printing, Duplicating and Engraving Expenses	$	*
Accounting Fees and expenses		$50,000.00
Miscellaneous		$500.00
Total		$73,784.85
____________________
* These fees will be dependent on the type of securities offered and number of offerings and therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law, or DGCL, allows a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or obtained an improper personal benefit. Article VIII of Evergreen Energy's certificate of incorporation and Article V of Evergreen Energy's bylaws both eliminate director liability subject to the restrictions listed in Section 102(b)(7) of the DGCL.

        Section 145 of the DGCL provides for indemnification of officers, directors, employees and agents of a corporation made a party to an action by reason of the fact that the person is or was an officer, director, employee or agent of the corporation. Such individual may be indemnified against expenses actually and reasonably incurred by the person in connection with such action, if the person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the corporation. However, no indemnification is permitted under subsection (a) or (b) where the officer or director was adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the DGCL further provides that, to the extent an officer or director of a corporation has been successful in the defense of any action, suit or proceeding, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Thus, while indemnification is permissive based on the individual's good faith actions, Section 145 provides that a corporation shall indemnify an officer or director, regardless of good faith, should that individual be successful in an action.

        Article V of Evergreen Energy's bylaws provides, in conjunction with Section 145 of the DGCL, that, subject to certain limitations, every officer or director who was or is a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was an officer or director of Evergreen Energy, shall be indemnified and held harmless by Evergreen Energy, to the fullest extent authorized by the DGCL, against expenses reasonably incurred by such person in connection with such action, suit or proceeding. Such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of such person's heirs, executors, and administrators. Article V provides that Evergreen Energy may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to Evergreen Energy of an undertaking, by or on behalf of such officer or director to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article V. Both the DGCL and Article V of Evergreen Energy's bylaws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have.

        Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. Under an insurance policy maintained by Evergreen Energy, Evergreen Energy is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity, and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by Evergreen Energy.

        Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling Evergreen Energy pursuant to the foregoing provisions, Evergreen Energy has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.    Exhibits.

        The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K :

15(a)(3)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 2.1 to our Form 10-KSB for the year ended December 31, 1993).
3.2	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 2.2 to our Form 10-KSB for the year ended December 31, 1993).
3.3	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to our Form 10-KSB, as amended, for the year ended December 31, 1995).
3.4	Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to our Form 10-K for the year ended December 31, 2006).
3.5	Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to our Form 10-Q for the quarter ended June 30, 2006).
3.6	Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.6 to our Form 10-K for the year ended December 31, 2006).

3.7	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to our Form 8-K filed July 16, 2008).
3.8	Certificate of Designation, Preference and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.01 to our Form 8-K filed December 4, 2008).
3.9	Third Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to our Form 8-K filed February 27, 2007).
3.10	Amendments to the Third Amended Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Form 8-K filed July 16, 2008).
4.1

Indenture, dated July 30, 2007, by and between Evergreen Energy Inc., Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company, Buckeye Industrial Mining Co. and U.S. Bank National Association, including the form of 8.00% Convertible Secured Note due 2012 (included as Exhibit A to the Indenture) (incorporated by reference to Exhibit 4.1 to our Form 8-K filed July 30, 2007).

4.2

Registration Rights Agreement dated as of July 30, 2007, by and among Evergreen Energy Inc., Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company, Buckeye Industrial Mining Co. and the initial purchasers listed therein (incorporated by reference to Exhibit 4.2 to our Form 8-K filed July 30, 2007).

4.3

Security Agreement, dated as of July 30, 2007, by and among Evergreen Energy Inc., Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company, Buckeye Industrial Mining Co. and U.S. Bank National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.3 to our Form 10-Q for the quarter ended September 30, 2007).

4.4

Supplemental Indenture dated September 30, 2008, by and among Evergreen Energy Inc., Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company, Buckeye Industrial Mining Co. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to our Form 8-K filed October 1, 2008).

4.5

Section 3(a)(9) exchange letter agreement, dated August 28, 2008, with Aristeia International Limited, Aristeia Special Investments Master, L.P. (incorporated by reference to Exhibit 4.2 to our Form 10-Q for the quarter ended September 30, 2008).

4.6

Section 3(a)(9) exchange letter agreement, dated September 30, 2008, with Fidelity Advisors Series I: Fidelity Advisors Balanced Fund, Fidelity Puritan Trust: Fidelity Balanced Fund, and Variable Insurance Products Fund II: Balanced Portfolio (incorporated by reference to Exhibit 4.3 to our Form 10-Q for the quarter ended September 30, 2008).

4.7

Section 3(a)(9) exchange letter agreement, dated September 30, 2008, with Highbridge International, LLC and Highbridge Convertible Arbitrage Master Fund L.P. (incorporated by reference to Exhibit 4.4 to our Form 10-Q for the quarter ended September 30, 2008).

4.8

Section 3(a)(9) exchange letter agreement, dated September 30, 2008, with Whitebox Convertible Arbitrage Partners, L.P. and Whitebox Special Opportunities Partners, Series B, L.P. (incorporated by reference to Exhibit 4.5 to our Form 10-Q for the quarter ended September 30, 2008).

4.9

Rights Agreement, dated as of December 4, 2008, between the Company and Interwest Transfer Company, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to our Form 8-K filed December 4, 2008).

4.10

Note Purchase Agreement, dated as of March 20, 2009, by and between Evergreen Energy Inc., Evergreen Operations, Buckeye Industrial Mining Co. and Centurion Credit Funding LLC (incorporated by reference as Exhibit 4.10 to our Form 10-K for the year ended December 31, 2008).

4.11	Certificate of Designation and Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to our Form 8-K filed October 22, 2009).
4.12	Security Purchase Agreement dated October 21, 2009 (incorporated by reference as Exhibit 4.2 to our Form 10-Q for the quarter ended September 30, 2009).
4.13	Registration Rights Agreement dated October 21, 2009 (incorporated by reference as Exhibit 4.3 to our Form 10-Q for the quarter ended September 30, 2009).
4.14	Common Stock Purchase Warrant dated October 21, 2009 (incorporated by reference as Exhibit 4.4 to our Form 10-Q for the quarter ended September 30, 2009).
4.15	Common Stock Purchase Warrant dated January 26, 2010 (incorporated by reference as Exhibit 4.1 to our Form 8-K filed January 27, 2010).
4.16	Form of Common Stock Purchase Warrant to be Issued by Evergreen Energy (incorporated by reference as Exhibit 4.1 to our Form 8-K filed March 17, 2010).
4.17	Form of Certificate of Designation from Series C Convertible Stock (incorporated by reference as Exhibit 4.2 to our Form 8-K filed March 17, 2010).
4.18	State of Delaware Certificate of Correction (incorporated by reference as Exhibit 4.3 to our Form 8-K/A filed March 18, 2010).
4.19	Second Amendment and Forbearance Agreement dated January 12, 2010.

4.20	Warrant Extension letter (incorporated by reference to Exhibit 4.1 to our Form 8-K filed August 26, 2010).

4.21
(3)(a)(9) Exchange Agreement dated August 24, 2010 with KVO Capital Partners, LP, Montpelier Investment Holdings, Ltd. and Trimarc Capital Advisors, LLC (incorporated by reference to exhibit 4.21 to our Form 10-Q for quarter ended September 30, 2010).

4.22	(3)(a)(9) Exchange Agreement dated September 27, 2010 with Dynamis Energy Fund, LP. (incorporated by reference to Exhibit 4.22 to our Form 10-Q for the quarter ended September 30, 2010).

4.23	Warrant Extension letter (incorporated by reference to Exhibit 4.1 to our Form 8-K filed October 20, 2010).

4.24	Warrant Extension letter (incorporated by reference to Exhibit 4.1 to our Form 8-K filed November 3, 2010).

5.1	Opinion of Moye White LLP*
10.1

Amendments to Agreements Between Theodore Venners, S.A. Wilson, Koppelman Fuel Development Company, and the Koppelman Group dated December 29, 1992 (incorporated by reference to Exhibit 6.1 to our Form 10-KSB for the year ended December 31, 1993).**

10.2	Royalty Agreement dated December 29, 1992 between the Company and the Koppelman Group (incorporated by reference to Exhibit 6.7 to our Form 10-KSB for the year ended December 31, 1993).
10.3	Stock Option Plan dated December 16, 1993 (incorporated by reference to Exhibit 6.19 to our Form 10-KSB for the year ended December 31, 1993).**
10.4

Gross Royalty Share Agreement dated August 17, 1995 between the Company and Fort Union, Ltd. (incorporated by reference to Exhibit 10.51 to our Registration Statement on Form SB-2 (File No. 33-97418)).

10.5	Letter of Agreement dated August 15, 1995 between the Company and Edward Koppelman (incorporated by reference to Exhibit 10.53 to our Registration Statement on Form SB-2 (File No. 33-97418)).
10.6

Royalty Amendment Agreement dated June 3, 1996 between the Company, Edward Koppelman and Theodore Venners (incorporated by reference to Exhibit 10.1 to our Form 10-Q for the quarter ended June 30, 1996).**

10.7	1999 Stock Incentive Plan (incorporated by reference from Annex A-1 of the Company's Proxy Statement filed May 4, 1999).**
10.8	1996 Stock Option and Incentive Plan of KFx Inc. (incorporated by reference to Exhibit 10.1 to our Form 10-K for the year ended December 31, 2000).**

10.9	Common Stock and Warrant Purchase Agreement dated as of March 28, 2002 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed April 2, 2002).
10.10	Common Stock and Warrant Purchase Agreement between KFx Inc. and the Investors dated April 30, 2002 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed May 7, 2002).
10.11	Common Stock and Warrant Purchase Agreement between KFx Inc. and the Investors dated July 1, 2002 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed July 3, 2002).
10.12	Common Stock and Warrant Purchase Agreement between KFx Inc. and the Investors dated July 19, 2002 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed July 24, 2002)
10.13	Common Stock and Warrant Purchase Agreement between KFx Inc. and the Investors dated August 21, 2002 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed August 28, 2002).
10.14	Waiver of Penalty Warrants dated September 25, 2002 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed September 27, 2002).
10.15	KFx Inc. 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to our Form 8-K filed December 17, 2004).**
10.16	Waiver Agreement dated December 17, 2004 between KFx Inc. and Theodore Venners (incorporated by reference to Exhibit 10.60 to our Form 10-K for the year ended December 31, 2004).**
10.17	Employment Agreement between KFx Inc. and William G. Laughlin (incorporated by reference to Exhibit 10.61 to our Form 8-K filed March 15, 2005).**
10.18	K-Fuel Projects Participation and Development Agreement Dated May 5, 2005 (incorporated by reference to Exhibit 10.63 to our Form 10-Q for the quarter ended March 31, 2005).
10.19	First Amendment to Fourth Amended and Restated Investors' Rights Agreement (incorporated by reference to Exhibit 10.64 to our Form 10-Q for the quarter ended March 31, 2005).
10.20	Employment Agreement between KFx Inc. and Kevin R. Collins (incorporated by reference to Exhibit 10.66 to our Form 8-K filed October 25, 2005).**
10.21	KFx Inc. 2005 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.67 to our Form S-8 filed November 4, 2005).**
10.22	Employment Agreement between KFx Inc. and Theodore Venners (incorporated by reference to Exhibit 10.69 to our Form 8-K filed December 22, 2005).**

10.23	Business Development and Intellectual Property Rights Agreement, dated January 2, 2003 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed January 31, 2006).
10.24	Addendum to Business Development and Intellectual Property Rights Agreement, dated January 8, 2004 (incorporated by reference to Exhibit 99.2 to our Form 8-K filed January 31, 2006).

10.25	First Amendment to the Business Development and Intellectual Property Rights Agreement, dated May 21, 2004 (incorporated by reference to Exhibit 99.3 to our Form 8-K filed January 31, 2006).
10.26	Professional Services Agreement, dated July 16, 2003 (incorporated by reference to Exhibit 99.4 to our Form 8-K filed January 31, 2006).
10.27

Marketing, Distribution and Transportation Logistics Service Agreement with DTE Coal Services, Inc. dated June 6, 2006 (incorporated by reference to Exhibit 10.79 to our Form 10-Q for the quarter ended June 30, 2006).

10.28

Net lease agreement between Company and Seventeenth Street Plaza Realty Holding Company dated November 17, 2006 (incorporated by reference to Exhibit 10.37 to our Form 10-K for the year ended December 31, 2006).

10.29

Purchase Agreement dated as of July 25, 2007, among Evergreen Energy Inc., Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company, Buckeye Industrial Mining Co. and the initial purchasers named therein (incorporated by reference to Exhibit 10.1 to our Form 10-Q for the quarter ended September 30, 2007).

10.30	Program Management Agreement, dated September 19, 2007 (incorporated by reference to Exhibit 10.39 to our Form 10-K for the year ended December 31, 2007).
10.31

Pledge Agreement, dated March 20, 2009, by and between Evergreen Operations LLC and Centurion Credit Funding LLC (incorporated by reference as Exhibit 10.31 to our Form 10-K for the year ended December 31, 2009).

10.32

Security Agreement, dated as of March 20, 2009, by and between Evergreen Energy Inc., Evergreen Operations, LLC, Buckeye Industrial Mining Co. and Centurion Credit Funding LLC (incorporated by reference as Exhibit 10.32 to our Form 10-K for the year ended December 31, 2009).

10.33

Severance Agreement and Waiver and Release Agreement Dated May 12, 2009 between Evergreen Energy Inc. and Steve Wolff (incorporated by reference to Exhibit 10.1 to our form 10-Q for the quarter ended June 30, 2009).

10.34

Severance Agreement and Waiver and Release Agreement Dated May 27, 2009 between Evergreen Energy Inc. and Kevin R. Collins (incorporated by reference to Exhibit 10.2 to our form 10-Q for the quarter ended June 30, 2009).

10.35	Employment Agreement Dated June 24, 2009 between Evergreen Energy Inc. and Thomas H. Stoner, Jr. (incorporated by reference to Exhibit 10.3 to our form 10-Q for the quarter ended June 30, 2009).***
10.36	Transition Agreement Dated July 1, 2009 between Evergreen Energy Inc. and Theodore Venners (incorporated by reference to Exhibit 10.4 to our form 10-Q for the quarter ended June 30, 2009).
10.37

Consulting Agreement Dated June 1, 2009 between Evergreen Energy Inc. and Wolff & Company, Alternative Energy Advisors, Inc. (incorporated by reference to Exhibit 10.5 to our form 10-Q for the quarter ended June 30, 2009).

10.38	Form of Securities Purchase Agreement dated January 26, 2010 (incorporated by reference to Exhibit 10.1 of our 8-K filed January 27, 2010).

10.39	Form of Securities Purchase Agreement dated March 16, 2010 (incorporated by reference to Exhibit 10.1 of our 8-K filed March 17, 2010).
10.40

Asset Purchase Agreement dated March 12, 2010 among Rosebud Mining Company, Buckeye Industrial Mining Co. and Evergreen Energy, Inc. (incorporated by reference to Exhibit 10.40 to our 10-K filed on March 31, 2010)

10.41

Escrow Agreement dated March 12, 2010 among Rosebud Mining Company, Buckeye Industrial Mining Co. and Evergreen Energy, Inc. (incorporated by reference to Exhibit 10.40 to our 10-K filed on March 31, 2010)

10.42

Amendment No. 1 to Asset Purchase Agreement dated March 29, 2010 among Rosebud Mining Company, Buckeye Industrial Mining Co. and Evergreen Energy, Inc. (incorporated by reference to Exhibit 10.40 to our 10-K filed on March 31, 2010)

23.1	Consent of Moye White LLP (included in Exhibit 5.1)*

23.2	Consent of Hein & Associates LLP.*

23.3	Consent of Deloitte & Touche LLP.*
_____________________
*	Filed herewith.

**	Management contracts and compensatory plans.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and paragraphs (i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i)  with respect to Rule 430B

        (A)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

         (ii)  with respect to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)  Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

        (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

        (iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (8)   That:

          (i)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (9)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        (10) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meet the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on March 14, 2011.

EVERGREEN ENERGY INC.
By:	/s/ THOMAS H. STONER, JR. Thomas H. Stoner, Jr., Chief Executive Officer and Director
/s/ DIANA L. KUBIK Diana L. Kubik, Executive Vice President, Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 14, 2011.

Date: March 14, 2011	/s/ THOMAS H. STONER, JR. Thomas H. Stoner, Jr., Chief Executive Officer and Director
Date: March 14, 2011	/s/ DIANA L. KUBIK Diana L. Kubik, Executive Vice President, Chief Financial Officer and Principal Accounting Officer
Date: March 14, 2011	/s/ ILYAS KHAN Ilyas Khan, Director and Chairman
Date: March 14, 2011	/s/ MANUEL H. JOHNSON Manuel H. Johnson, Director
Date: March __, 2011	Guido Bartels, Director

Date: March 14, 2011	/s/ CHESTER N. WINTER Chester N. Winter, Director
Date: March 14, 2011	/s/ RICHARD B. PERL Richard B. Perl, Director
Date: March 14, 2011	/s/ ROBERT S. KAPLAN Robert S. Kaplan, Director
Date: March 14, 2011	/s/ PETER B. MOSS Peter B. Moss, Director